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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934 (the "Act")

April 4, 2005

(Date of earliest event reported)

GEOGLOBAL RESOURCES INC.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25136 (Commission File Number)	33-0464753 (I.R.S. Employer Identification No.)

200, 630 – 4th Avenue S.W.

Calgary, Alberta, Canada T2P 0J9

(Address of principal executive offices)

Telephone Number (403) 777-9250

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(Former name or address, if changed since last report)

Item 9.01.  Financial Statements and Exhibits.

(a)

Financial statements of business acquired.

Not applicable

(b)

Pro forma financial information

Not applicable

(c)

Exhibits:

1.1

Press Release dated April 4, 2005.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  April 4, 2005

GEOGLOBAL RESOURCES INC.

(Registrant)

/s/ Allan J. Kent

Allan J. Kent

Executive Vice President and CFO

EXHIBIT

Press release dated April 4, 2005

GEOGLOBAL KG#8 DRILLING UPDATE

Calgary, Alberta, Canada, April 4, 2005 - GeoGlobal Resources Inc. (Amex: GGR) announced today that the KG#8 well located within the Krishna Godavari Basin on Exploration Block KG-OSN-2001/3 ("KG Block") off the east coast of India has been drilled to a depth of 4,595 meters with what Gujarat State Petroleum Corporation (”GSPC”), the operator of the KG Block, and the Company believe to be encouraging results.  The well is currently being logged and evaluated prior to further drilling and a more definitive evaluation of the results of the well must await completion of the logging.   GSPC then anticipates drilling the well to a total depth of 5,000 meters after which the well will be logged, cased, and tested.  The results to date are considered by management to be preliminary and should not be considered to be a final determination of the results of drilling the well.  There can be no assurance that the well will be determined to be a commercially productive well.

The KG #8 well was spud on January 17, 2005 and is the third well of the 14 well drilling program under the terms of the Production Sharing Contract relating to the KG Block.  The KG#8 well is the deepest well drilled offshore to date in the KG Basin, and further exploration drilling will likely continue at these depths.  GeoGlobal has a 5% net carried interest in the wells drilled on the KG Block.

GeoGlobal Resources Inc., headquartered in Alberta, Canada, is a US publicly traded oil and gas company, which through its subsidiaries is engaged primarily in the pursuit of petroleum and natural gas through exploration and development in India.  Since inception, the Company’s efforts have been devoted to the pursuit of Production Sharing Contracts with the Government of India.  Currently, the Company is focused on the development of high potential exploration targets in the Krishna Godavari basin and the Cambay basin areas.

Cautionary Statement to Investors

This document contain statements which constitute forward-looking statements within the meaning of the US Private Securities Litigation Reform Act of 1995, including statements regarding the plans, intentions, beliefs and current expectations of GeoGlobal Resources Inc., its directors, or its officers with respect to the oil and gas exploration, development and drilling activities being conducted and intended to be conducted and the outcome of those activities on the exploration block in which the Company owns an interest in located offshore on the east coast of India in the Krishna Godavari Basin and the two additional exploration blocks located onshore in western India in the Cambay Basin, and including the estimated cost and timing of those exploration activities ,the extent of activities to be conducted and the outcome of those activities. Investors are cautioned that any such forward-looking statements are not guarantees of the success of the Company's oil and gas exploration, development and drilling activities and involve risks and uncertainties. The Company's actual results may differ materially from those projected in the forward looking statements. There can be no assurance that the drilling and completion of any of the Company's exploratory wells, and the related testing and evaluation, will result in the Company having commercially recoverable reserves of hydrocarbons. There are numerous risks and uncertainties involved in the Company's acquisition of unproved minority interests in the exploration areas, including the possibilities that no discoveries of hydrocarbons are made on the exploration blocks or, if discovered, that such discoveries are not determined to be commercially productive. There can be no assurance that the Company’s drilling program will be successful or that the entire program will be drilled.  There can be no assurance that the Company’s estimates as to the time to complete drilling operations will be accurate.  The blocks are a highly speculative exploration opportunities and pursuing the development of the exploration blocks will involve material risks to the Company.  The Company will be required to fund its share of the costs incurred during the work commitment phase under the Production Sharing Contracts relating to the exploration blocks in the Cambay Basin and there can be no assurance that such funds will be available to the Company in the amounts and when required.  Additional risks and uncertainties arise out of seeking to do business overseas in India where political and other world events may disrupt the Company's plans and intentions.  There can be no assurance that the Company's oil and gas exploration and production activities will be commercially successful or result in material revenues to the Company.  The presence of hydrocarbon reserves on adjacent or contiguous properties is no assurance or necessary or probable indication that hydrocarbons will be found in commercially marketable quantities on the exploration blocks in which the Company holds an interest.  Additional important risk factors are described in the Company's periodic filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-KSB and quarterly reports on Form 10-QSB. The filings may be viewed at http://www.sec.gov. and www.sedar.com.

For further information contact:

Allan J. Kent, Executive VP and CFO

Brent Peters, Director

Carla Driedger, Investor Relations and Corporate Affairs

phone: 416-628-5901

phone: 403-777-9253

fax: 403-777-9199

email: info@geoglobal.com

website: www.geoglobal.com